                                                                              Exhibit 21.01
                             ALLIANCE SEMICONDUCTOR CORPORATION

                                 Subsidiaries of Registrant

                                                                        Jurisdiction or
   Name of Subsidiary of Alliance Semiconductor Corporation          State of Incorporation
   --------------------------------------------------------          ----------------------
   Nimbus Technology, Inc.                                           California

   Alliance Semiconductor International Corporation                  Cayman Islands

   Alliance Semiconductor International Corporation                  Delaware


   Name of Subsidiary of Alliance Semiconductor International
   Corporation, a Cayman Islands corporation

   Alliance Semiconductor (India) Private Limited                    India

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